UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Collectors Universe, Inc. (the “Company”) held its 2012 Annual Stockholders’ Meeting (the “Annual Meeting”) on November 19, 2012.  The matters voted on by stockholders at the Annual Meeting consisted of (i) the election of eight Directors to the Company’s Board of Directors to serve for a term of one year and until their successors are elected (Proposal No. 1); (ii) ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2013 (Proposal No. 2); (iii) the approval, by non-binding advisory vote, of the executive compensation paid by the Company in its fiscal year ended June 30, 2012 (“Proposal No. 3); and (iv) the recommendation, by non-binding advisory vote, as to whether future advisory votes on executive compensation should be held annually, once every two years or once every three years (“Proposal No. 4).

Election of Directors (Proposal No. 1).  The eight candidates named below, all of whom were nominated by the Company’s Board of Directors, were the only candidates nominated for election at the Meeting.  As a result, the election of directors was uncontested.  However, the Company’s Bylaws provide that, to be elected to the Board, a candidate must receive a majority of the votes cast in the election of directors.  As indicated in the table below, all of those eight candidates received more than 90% of the votes cast in the election of directors and, accordingly, were elected to serve on the Company’s Board of Directors for a term that will end at the next Annual Stockholders’ Meeting and until their respective successors are elected.

Nominees:	Shares Voted For	Percent of Shares Voted	Votes Withheld	Percent of Shares Voted

A. Clinton Allen	3,109,940	94.1%	196,192	5.9%
Deborah A. Farrington	3,109,435	94.1%	196,697	6.0%
David G. Hall	3,164,728	95.7%	141,404	4.3%
A. J. Bert Moyer	3,112,044	94.1%	194,088	5.9%
Van D. Simmons	3,164,250	95.7%	141,882	4.3%
Bruce A. Stevens	3,214,930	97.2%	91,202	2.8%
Michael J. McConnell	3,141,778	95.0%	164,354	5.0%
Robert G. Deuster	3,210,344	97.1%	95,788	2.9%

There were a total of 3,178,245 broker non-votes in the election of directors.

   Ratification of Appointment of Independent Registered Public Accountants (Proposal No. 2).  At the Annual Meeting, the Company’s stockholders also voted on a proposal to ratify the appointment of Grant Thornton, LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending June 30, 2013.  Approval of this proposal required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this proposal at the Annual Meeting.  The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this proposal:

Shares Voted For	Percent of Shares Voted	Shares Voted Against	Percent of Shares Voted	Abstentions	Percent of Shares Voted

6,400,220	98.7%	68,148	1.1%	16,009	0.2%

Brokers had discretionary authority to vote shares on the proposal to ratify the appointment of the Company’s independent registered public accountants without having obtained voting instructions from the beneficial owners of the shares.  Consequently, there were no broker non-votes with respect to this proposal.

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Advisory Vote on Executive Compensation (Proposal No 3).  At the Annual Meeting, the executive compensation paid by the Company for its fiscal year ended June 30, 2012 was approved, on a non-binding advisory basis, by the Company's stockholders, as follows:

Shares Voted For Approval	Percent of Shares Voted	Shares Voted Against Approval	Percent of Shares Voted	Abstentions	Percent of Shares Voted

3,023,321	91.4%	180,737	5.5%	102,074	3.1%

There were a total of 3,178,245 broker non-votes with respect to Proposal No. 3.

Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation (Proposal No. 4).  At the Annual Meeting, the stockholders were asked to cast a non-binding advisory vote as to whether future advisory votes on executive compensation be held annually, once every two years or once every three years.  In accordance with the recommendation of the Board of Directors, the Company’s stockholders voted at the Annual Meeting for such future advisory votes to be held annually.

Shares Voted:	For Every Year	For Every Two Years	For Every Three Years	Abstain

Number of Shares	2,853,179	16,442	399,635	36,876
Percent of Shares Voted	86.3%	0.5%	12.1%	1.1%

There were a total of 3,178,245 broker non-votes with respect to Proposal No. 4.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: November 20, 2012	By:	/s/ JOSEPH J. WALLACE

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